Exhibit 10.1

SERVICE PROPERTIES TRUST THIRD AMENDED AND RESTATED 2012 EQUITY COMPENSATION PLAN

Service Properties Trust hereby adopts the Service Properties Trust Third Amended and Restated 2012 Equity Compensation Plan, effective as of the Effective Date (as defined in Section VIII). The Plan is an amendment and restatement of the Second Amended and Restated 2012 Equity Compensation Plan (the “Predecessor Plan”).

I.	PURPOSE

The Plan is intended to advance the interests of the Company and its subsidiaries by providing a means of rewarding selected officers and Trustees of the Company, employees of the Manager, and others rendering valuable services to the Company, its subsidiaries or to the Manager, through grants of the Company’s Shares.

II.	DEFINITIONS

Terms that are capitalized in the text of the Plan have the meanings set forth below:

(a)	“Board” means the Board of Trustees of the Company.

(b)	“Company” means Service Properties Trust, a Maryland real estate investment trust.

(c)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d)	“Key Person” means an employee, consultant, advisor, Trustee, director, officer or other person providing services to the Company, to a subsidiary of the Company, or to the Manager.

(e)	“Manager” means a person or entity providing management or administrative services to the Company.

(f)	“Participant” means a person to whom Shares have been granted, or any other person who becomes owner of the shares by reason of such person’s death or incapacity.

(g)	“Plan” means this Service Properties Trust Third Amended and Restated 2012 Equity Compensation Plan, as it may be amended from time to time.

(h)	“Securities Act” means the Securities Act of 1933, as amended.

(i)	“Share Agreement” means an agreement between the Company and a Participant regarding Shares issued to the Participant pursuant to the Plan.

(j)	“Shares” means the Company’s common shares of beneficial interest, par value $.01 per share.

(k)	“Trustee” means a member of the Board.

III.	SHARES SUBJECT TO THE PLAN

Subject to the provisions of Article VII, the maximum number of Shares which may be granted under the Plan following the Effective Date is 10,100,000, inclusive of Shares reserved under the Predecessor Plan, subject to adjustment as set forth herein. If any Shares subject to an award under the Plan (including prior to the Effective Date) are forfeited, cancelled, repurchased or surrendered, the Shares with respect to such award shall, to the extent of any such forfeiture, cancellation, repurchase or surrender, again be available for awards under the Plan. Shares surrendered or withheld as payment of withholding taxes in respect of an award shall not be available again for grant under the Plan.

Subject to the terms of any Share Agreement, a holder of Shares granted under the Plan, whether or not vested, shall have all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any distributions, unless the Board shall otherwise determine. Certificates representing Shares may be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Securities Act and the applicable Share Agreement, if any. In the event that the Shares are not represented by a certificate, the Company shall direct the Company’s registrar and transfer agent to make an appropriate notation of the restrictions on transfer to which the Shares are subject in the stock books and records of the Company. In addition, the Company may hold the certificates representing Shares pending lapse of any applicable vesting, forfeiture, repurchase, transfer or similar restrictions.

IV.	METHOD OF GRANTING SHARES

Grants of Shares to any Key Person shall be made by action of the Board, which shall have the sole discretion to select persons to whom Shares are to be granted, the amount and timing of each such grant, the extent, if any, to which vesting restrictions or other conditions (which may include repurchase rights) shall apply to the award and all other terms and conditions of any award (which terms and conditions need not be the same as between recipients or awards). If a person to whom such a grant of Shares has been made fails to execute and deliver to the Company a Share Agreement within ten (10) days after it is submitted to him or her, the grant of Shares related to such Share Agreement may be cancelled by the Company, acting by the Board, at its option and in its discretion without further notice to the Participant. No Trustee or officer of the Company may be granted more than 1,000,000 Shares under the Plan after the Effective Date, and no Trustee may be granted Shares under the Plan with a grant-date fair value (as determined for accounting purposes by the Board or, in the discretion of the Board, a committee designated by the Board to administer the Plan) greater than $500,000 in any one of the Company’s fiscal years. Nothing in this Section IV shall prevent the Board from delegating its authority to make grants to a committee pursuant to Section V. No agreement is required to be executed in respect of awards of vested Shares.

V.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board or, in the discretion of the Board, a committee designated by the Board and composed of at least two (2) members of the Board. All references in the Plan to the Board shall be understood to refer to such committee or the Board, whichever shall be administering the Plan from time to time. All questions of interpretation and application of the Plan and of grants of Shares shall be determined by the Board in its sole discretion and the Board shall have the authority to do all things necessary to carry out the purposes of the Plan, and its determinations shall be final and binding upon all persons, including the Company and all Participants. Without limiting the generality of the foregoing, the Board is authorized to (i) adopt and approve from time to time the forms and, subject to the terms of the Plan, the terms and conditions of any Share Agreement; (ii) make adjustments to awards in response to changes in applicable laws, regulations, or accounting principles; and (iii) prescribe, amend and rescind rules and regulations relating to the Plan. If it determines to do so, the Board may grant Shares under this Plan that are not subject to vesting, forfeiture, repurchase and transfer restrictions (“Unrestricted Shares”); provided that no more than 25% of any individual award may consist of Unrestricted Shares at grant, other than awards of Common Shares to our Trustees that may constitute Unrestricted Shares in their entirety.

For so long as Section 16 of the Exchange Act is applicable to the Company, each member of any committee designated to administer the Plan shall qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and shall meet such other requirements as the Board may determine to be necessary or appropriate.

With respect to persons subject to Section 16 of the Exchange Act (“Insiders”) with respect to the Company, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act.

VI.	ELIGIBLE PERSONS

The persons eligible to receive grants of Shares shall be those persons selected by the Board in its discretion from among Key Persons who contribute to the business of the Company and its subsidiaries.

VII.	CHANGES IN CAPITAL STRUCTURE

In the event of any stock dividend or other similar distribution (whether in the form of stock or other securities), stock split or combination of shares (including a reverse stock split), conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, extraordinary cash dividend or other similar transaction or event, the Board shall make adjustments to the maximum number of Shares that may be issued under the Plan under Article III and Article IV and shall also make appropriate adjustments to the number and kind of shares of stock, securities or other property (including cash) subject to awards then outstanding under the Plan affected by such change and to the other terms and conditions of such awards. No fractional Shares shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.

VIII.	EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

The Plan shall be effective at the close of business on June 11, 2026 (the “Effective Date”), subject to its approval by the Company’s shareholders. Shares may be granted under the Plan from time to time until the close of business on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan. The Board hereafter may at any time amend or terminate the terms of an award or the Plan in any respect, provided that (without limiting Article VII hereof) the Board may not, without the affected Participant’s consent, amend or terminate the terms of an award or the Plan so as to affect adversely the Participant’s rights under an outstanding award. Any amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by applicable law or listing requirements.

IX.	MISCELLANEOUS

A.	Nonassignability of Shares. Shares subject to a Share Agreement shall not be assignable or transferable by a Participant except in accordance with the terms of the applicable Share Agreement or as may be permitted by the Board.

B.	No Guarantee of Employment. Neither the award of Shares nor a Share Agreement shall give any person the right to continue in the employment or service of, or to continue to act as an officer or, Trustee of, or to serve in any other capacity with, the Company, any subsidiary or the Manager.

C.	Tax Withholding; Section 409A. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes incurred by a Participant by reason of a grant of Shares, and, as a condition to the receipt of any grant of Shares, a Participant agrees that if the amount payable to him or her by the Company in the ordinary course is insufficient to pay such taxes, he or she shall, upon request of the Company, pay the Company an amount sufficient to satisfy its tax withholding obligations.

Without limiting the foregoing, the Board may in its discretion permit any Participant’s withholding obligation to be paid in whole or in part in the form of Shares, by withholding from the Shares to be issued to such Participant or by accepting delivery of Shares already owned by him or her. The fair market value of the Shares for this purpose shall be the closing price of the Shares on the principal securities exchange on which the Shares are listed on the date such Shares are repurchased by the Company, unless otherwise determined by the Board in its discretion.

If payment of withholding taxes is made in whole or in part in Shares, the Participant shall deliver to the Company share certificates registered in his or her name or other evidence of legal and beneficial ownership of Shares owned by him or her, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the Shares represented by such share certificates. The Compensation Committee may approve comparable procedures to those set forth in the preceding sentence in the event of shares held in book-entry form. If the Participant is subject to Section 16(a) of the Exchange Act, his or her ability to pay the withholding obligation in the form of Shares shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

It is intended that awards granted under the Plan be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and the Plan and such awards shall be construed in accordance with that intention.

D.	Conditions to Issuance. The issuance of Shares under the Plan is subject to compliance with (1) the laws, rules and regulations of all public agencies and authorities applicable to the issuance and distribution of Shares and (2) the listing rules of any stock exchange or national market system on which the Shares are listed.

E.	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

F.	Governing Law. The Plan shall be governed by and construed and enforced in accordance with the laws of the State of Maryland applicable to contracts made and to be performed therein, without reference to the conflicts of law principles thereof.

G.	Change in Control. Each unvested Share under the Plan immediately prior to the occurrence of a “Change in Control” or a “Termination Event” shall become fully vested upon the occurrence of the Change in Control or Termination Event, as each term is defined below.

A “Change in Control” shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall have occurred:

(a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of either the then outstanding common shares of beneficial interest of the Company or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (c)(i) below;

(b) the following individuals cease for any reason to constitute a majority of the number of Trustees then serving: individuals who, on the Effective Date, constitute the Board and any new Trustee (other than a Trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Trustees) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Trustees then in office who either were Trustees on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding anything to the contrary set forth herein, a transaction involving the Company and an Excluded Entity (or Affiliate) in which the award of Shares is to be assumed by the successor (or replaced by a substantially equivalent award) shall not constitute a Change in Control.

A “Termination Event” shall occur if The RMR Group LLC (or any entity controlled by, under common control with or controlling The RMR Group LLC) ceases to be the manager or shared services provider to the Company.

For purposes of the defined terms used in this Section IX G., but not previously defined in the Plan, the following definitions shall apply:

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Excluded Entity” shall mean any entity to which The RMR Group LLC (or any entity controlled by, under common control with or controlling The RMR Group LLC) provides management, advisory or shared services.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities and (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.